Exhibit 23.1 – Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 033-91022), Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Form S-8 No. 033-91022) and Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (Form S-8 No. 033-91022) pertaining to the O’Reilly Automotive, Inc. Performance Incentive Plan;

(2)
Registration Statement (Form S-8 No. 333-63467) and Post-Effective Amendment No. 1 (Form S-8 No. 333-63467) pertaining to the O’Reilly Automotive, Inc. Director Stock Option Plan and the O’Reilly Automotive, Inc. 1993 Stock Option Plan;

(3)
Registration Statements (Form S-8 No. 333-59568 and 333-136958) and Post-Effective Amendment No. 1 (Form S-8 No. 333-59568 and 333-136958) pertaining to the O’Reilly Automotive, Inc. Profit Sharing and Savings Plan;

(4)
Registration Statement (Form S-8 No. 333-111976) and Post-Effective Amendment No. 1 (Form S-8 No. 333-111976) pertaining to the O’Reilly Automotive, Inc. 2003 Employee Stock Option Plan, O’Reilly Automotive, Inc. 2003 Director Stock Option Plan, O’Reilly Automotive, Inc. 1993 Employee Stock Option Plan, and the O’Reilly Automotive, Inc. Stock Purchase Plan;

(5)
Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to Form S-4 (Form S-8 No. 333-151578) and Post-Effective Amendment No. 2 (Form S-8 No. 333-151578) pertaining to the CSK Auto Corporation 2004 Stock and Incentive Plan, CSK Auto Corporation 1999 Employee Stock Option Plan, CSK Auto Corporation 1996 Executive Stock Option Plan, CSK Auto Corporation 1996 Associate Stock Option Plan and CSK Auto Corporation Nonqualified Stock Option Agreement with Lawrence N. Mondry;

(6)	Registration Statement (Form S-8 No. 333-157862) and Post-Effective Amendment No. 1 (Form S-8 No. 333-157862) pertaining to the O’Reilly Automotive, Inc. Stock Purchase Plan;

(7)
Registration Statement (Form S-8 No. 333-159351) and Post-Effective Amendment No. 1 (Form S-8 No. 333-159351) pertaining to the O’Reilly Automotive, Inc. 2009 Stock Purchase Plan and to the O’Reilly Automotive, Inc. 2009 Incentive Plan;

(8)
Registration Statement (Form S-8 No. 333-181364) pertaining to the O’Reilly Automotive, Inc. 2012 Incentive Award Plan and Post-Effective Amendment No. 1 (Form S-8 No. 333-181364) pertaining to the O’Reilly Automotive, Inc. 2012 Incentive Award Plan and to the O’Reilly Automotive, Inc. 2017 Incentive Award Plan; and

(9)	Registration Statement (Form S-3ASR No. 333-209788) pertaining to the offer from time to time of debt securities;

of our reports dated February 28, 2018, with respect to the consolidated financial statements and schedule of O’Reilly Automotive, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of O’Reilly Automotive, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of O’Reilly Automotive, Inc. and Subsidiaries for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Kansas City, Missouri
February 28, 2018